UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2009

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2009, the Confidential Separation Agreement and General Release of All Claims governing the terms of separation of employment between Mark N.K. Bagnall and ADVENTRX Pharmaceuticals, Inc. (the "Company") became effective (the "Separation Agreement"). Mr. Bagnall formerly served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. His employment with the Company ended on December 26, 2008. He continues to serve as a member of the Company’s Board of Directors and has agreed to provide consulting services on an as-needed basis.

Pursuant to the terms of the Separation Agreement, in exchange for a release of claims, the Company will provide a severance payment of $165,500 to Mr. Bagnall. In addition, the Company will provide a health benefit allowance of $18,352, which Mr. Bagnall may use, at his discretion, to pay the premiums required to continue his group health care coverage under COBRA or any other health care related expenses. The severance payment and the health benefit allowance will be paid in one lump sum, less applicable payroll deductions and required withholdings, on the Company’s next regular payday. The severance provisions set forth in the Separation Agreement supersede and replace the severance provisions set forth in Mr. Bagnall’s offer letter from the Company, which was effective as of April 3, 2008 and amended as of December 11, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

January 8, 2009	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: Vice President, Legal